                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, For Use of the
[_] Preliminary Proxy Statement               Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                          ORATEC Interventions, Inc.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                          ORATEC INTERVENTIONS, INC.
                               3700 Haven Court
                             Menlo Park, CA 94025

                   Notice of Annual Meeting of Stockholders
                           To Be Held April 23, 2001

  On Monday, April 23, 2001, ORATEC Interventions, Inc., a Delaware corporation (the "Company"), will hold its Annual Meeting of Stockholders at the offices of Venture Law Group, A Professional Corporation, located at 2775 Sand Hill Road, Menlo Park, California 94025. The meeting will begin at 2:00 p.m. local time.

  Only stockholders who owned stock at the close of business on March 15, 2001 can vote at this meeting or any adjournment that may take place. At the meeting we will:

  . Elect two (2) Class I directors to serve until the annual meeting of the Company's stockholders for the year ending December 31, 2004;

  . Approve the amendment of the "evergreen" provision of the Company's 1999
    Stock Plan (the "1999 Stock Plan") to increase the number of shares by which this plan shall be automatically increased on the first day of each year beginning in 2002, 2003, 2004 and 2005 from the lesser of 4% of the outstanding shares of Common Stock on the last day of the immediately preceding year, 1,250,000 shares or such lesser number as determined by the Company's Board of Directors to the lesser of 5.5% of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year, 1,450,000 shares or such lesser number as determined by the Company's Board of Directors;

  . Approve the amendment of the Company's 1999 Directors' Stock Option Plan to increase the number of nonstatutory stock options than can be granted to nonemployee directors;

  . Ratify the appointment of Ernst & Young LLP as the Independent Auditor of the Company for the fiscal year ending December 31, 2001; and

  . Transact such other business as may properly come before the Annual
    Meeting and any adjournment or postponement thereof.

  You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

  Our Board of Directors recommends that you vote in favor of each of the four proposals outlined in the attached Proxy Statement.

  We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

  At the meeting, we will also report on our business results and other matters of interest to stockholders.

                                          By Order of the Board of Directors,

                                          /s/ Nancy V. Westcott

                                          Nancy V. Westcott
                                          Chief Financial Officer, Vice
                                           President, Administration and
                                           Secretary

Menlo Park, California
March 27, 2001

                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                          ORATEC INTERVENTIONS, INC.
                               3700 Haven Court
                             Menlo Park, CA 94025

                                PROXY STATEMENT
                                    FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 23, 2001

  Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

  The Board set March 15, 2001 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 22,830,908 shares of common stock were outstanding on the record date.

  Voting materials, which include this Proxy Statement, a proxy card and the 2000 Annual Report, will be mailed to stockholders on or about March 31, 2001.

  In this Proxy Statement:

  .  "We," "us," "our" and the "Company" refer to ORATEC Interventions, Inc.,

  .  "Annual Meeting" or "Meeting" means our 2001 Annual Meeting of
     Stockholders

  .  "Board of Directors" or "Board" means our Board of Directors

  .  "SEC" means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual
Meeting.

Time And Place Of The Annual Meeting

  The Annual Meeting is being held on Monday, April 23, 2001, at 2:00 p.m. local time at the offices of Venture Law Group, A Professional Corporation located at 2775 Sand Hill Road, Menlo Park, California 94025.

  All stockholders who owned shares of our stock as of March 15, 2001, the record date, may attend the Annual Meeting.

Purpose Of The Proxy Statement And Proxy Card

  You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on March 15, 2001, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

  When you sign the proxy card, you appoint Kenneth W. Anstey and Nancy V. Westcott as your representatives at the meeting. Mr. Anstey and Ms. Westcott will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals To Be Voted On At This Year's Annual Meeting

  You are being asked to vote on:

  . The election of two (2) Class I directors to serve until the annual meeting of the Company's stockholders for the year ending December 31, 2004;

  . The amendment of the "evergreen" provision of the Company's 1999 Stock
    Plan (the "1999 Stock Plan") to increase the number of shares by which this plan shall be automatically increased on the first day of each year beginning in 2002, 2003, 2004 and 2005 from the lesser of 4% of the outstanding shares of Common Stock on the last day of the immediately preceding year, 1,250,000 shares or such lesser number as determined by the Company's Board of Directors to the lesser of 5.5% of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year, 1,450,000 shares or such lesser number as determined by the Company's Board of Directors;

  . The amendment of the Company's 1999 Directors' Stock Option Plan to increase the number of nonstatutory stock options than can be granted to nonemployee directors;

  . The ratification of our appointment of Ernst & Young LLP as the Independent Auditor of the Company for the fiscal year ending December 31, 2001; and

  . Such other proposals as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

 You may vote by mail

  To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

 You may vote in person at the meeting.

  We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in "street name" and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

 You may change your mind after you have returned your proxy.

  If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

  . signing another proxy with a later date, or

  . voting in person at the Annual Meeting.

Multiple Proxy Cards

  If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

  Shares are counted as present at the meeting if the stockholder either:

  . is present and votes in person at the meeting, or

  . has properly submitted a proxy card.

A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a "quorum."

Consequences of Not Returning Your Proxy; Broker Non-Votes

  If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

  . vote your shares on routine matters, or

  . leave your shares unvoted.

  Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote."

  Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

  We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect Of Abstentions

  Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

  Assuming a quorum is present, the two nominees receiving the highest number of yes votes will be elected as directors. The amendment of the 1999 Stock Plan and the 1999 Directors' Stock Option Plan, and the ratification of the independent accountants will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; Use Of Outside Solicitors

  ORATEC Interventions, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. Skinner & Co. has been hired to assist in the distribution of proxy materials and solicitation of votes. They will be paid approximately $5,000 for these services, plus reimbursement for certain out-of-pocket expenses.

Voting Procedures

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of American Stock Transfer & Trust Company, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

  The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

  We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

  We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (650) 369-9904 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

  We do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Kenneth W. Anstey and Nancy V. Westcott to vote on such matters at their discretion.

Proposals For 2002 Annual Meeting

  To have your proposal included in our proxy statement for the 2002 Annual Meeting, you must submit your proposal in writing by November 29, 2001, to Nancy V. Westcott, 3700 Haven Court, Menlo Park, California 94025.

  If you submit a proposal for the 2002 Annual Meeting after November 29, 2001, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2002 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  Our Certificate of Incorporation requires that the Board of Directors is divided into three classes, with staggered three year terms. The Class I directors, whose terms expire at the Annual Meeting are Richard M. Ferrari and Wayne R. Moon, the Class II directors whose terms expire at the Company's 2002 Annual Meeting of Stockholders are Patrick F. Latterell, Jeffrey A. Saal, M.D. and Hugh R. Sharkey and the Class III directors whose terms expire at the Company's 2003 Annual Meeting are Kenneth W. Anstey and a vacancy which will be filled at a later date. You only elect one class of directors at each annual meeting. The other class continues to serve for the remainder of its term. The Class I directors are nominees for re-election at the Annual Meeting. Each nominee has consented to serve an additional three-year term. We have nominated two candidates for election to the Board this year. Detailed information on each of the nominees is provided below.

  If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate. Each nominee listed has consented to serve as a director.

Vote Required

  If a quorum is present, the two nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees named. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed above are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees for the Board of Directors

  The names of the nominees, their ages as of February 28, 2001 and certain other information about them are set forth below:

                                                                       Director
        Name of Nominee       Age        Principal Occupation           Since
        ---------------       ---        --------------------          --------
   Richard M. Ferrari(1)(2)..  47 General Partner, DeNovo Ventures       1996

   Wayne R. Moon(1)..........  61 Retired, Chairman of the Board and     2000
                                   Chief Executive Officer, Blue
                                   Shield of California

--------
(1) Member of the audit committee.

(2) Member of the compensation committee.

  Richard M. Ferrari has served as a director of ORATEC since May 1996 and was elected Chairman of the Board in January 1997. Mr. Ferrari has been a general partner at DeNovo Ventures since March 2000. From June 1995 until March 2000, Mr. Ferrari served as Chief Executive Officer of CardioThoracic Systems, a minimally invasive coronary bypass company, which was acquired by Guidant Corporation in November 1999. From January 1991 to September 1995, Mr. Ferrari was President and Chief Executive Officer of CVIS, a cardiovascular medical device company, which was recently acquired by Boston Scientific. From April 1990 to January 1991, he served as President and Acting Chief Executive Officer of Medstone International, a shockwave therapy company, and from January 1986 to April 1990, he was an Executive Vice President and General Manager with ADAC Laboratories, a nuclear medical imaging and healthcare information systems company. Mr. Ferrari also serves as a director and advisor for several start-up companies in the medical device industry. Mr. Ferrari holds a B.S. degree in Health and Education from Ashland University and an M.B.A. from the University of South Florida.

  Wayne R. Moon has served as a director of ORATEC since December 2000. Mr. Moon was President and Chief Executive Officer of Blue Shield of California from September 1993 until December 1995 and then served as Chief Executive Officer and Chairman of the Board of Blue Shield of California from December 1995 until his retirement in January 2000. Mr. Moon was President, Chief Operating Officer and Director of Kaiser Foundation Health Plan, Inc. and Kaiser Hospitals where he was employed from June 1970 until September 1993. Mr. Moon also serves as a director of Varian, Inc., a manufacturer of scientific instruments and vacuum technologies, as well as several private companies in the healthcare field. Mr. Moon is a past Chairman of the Board of the American Association of Health Plans. He holds a B.A. degree in Business Administration and an Masters degree in Hospital Administration from the University of Michigan.

  The names of the Class II and Class III directors, their ages as of February 28, 2001 and certain other information about them are set forth below:

                                                                      Director
       Name of Nominee      Age         Principal Occupation           Since
       ---------------      ---         --------------------          --------
   Patrick F. Latterell....  42 General Partner, Venrock Associates     1997

   Jeffrey A. Saal, M.D....  50 Doctor of Medicine                      1995

   Hugh R. Sharkey.........  50 Executive Vice President and Chief
                                 Technology Officer, ORATEC             1993

                                President and Chief Executive
   Kenneth W. Anstey.......  54 Officer, ORATEC                         1996

  Patrick F. Latterell has served as a director of ORATEC since October 1997, and previously served as a director and Chairman of the Board from August 1996 to January 1997. Mr. Latterell has been a general partner at Venrock Associates, a venture capital firm, since April 1989. Mr. Latterell also serves as a director of Vical, a gene-based pharmaceutical company, as well as several private companies. He holds S.B. degrees in both Biology and Economics from the Massachusetts Institute of Technology and an M.B.A degree from the Stanford University Graduate School of Business.

  Jeffrey A. Saal, M.D. is a co-founder of ORATEC and has been a director since August 1995. Since 1981, Dr. Saal has been conducting his medical practice with the S.O.A.R. Physiatry Medical Group. Since 1992, he has been an Associate Clinical Professor at Stanford University, and since 1981 he has served as team physician to various college sports teams. Dr. Saal is on the editorial boards of several peer review journals, including Spine. Dr. Saal holds several positions with professional societies, including Founding Chairman of PASSOR, the Physiatric Association of Spine Sports and Occupational Rehabilitation. He was also a former President of the North American Spine Society, or NASS. Dr. Saal holds a B.A. degree in Biology from the State University of New York, Oneonta and an M.D. degree from Tulane Medical School. He completed his residency training at the Boston VA Hospital and Stanford University. Dr. Saal is board certified in Physical Medicine, Internal Medicine and Electrodiagnostic Medicine.

  Hugh R. Sharkey co-founded ORATEC and has served as a director since inception. From July 1995 until July 1997, he served as Chief Executive Officer, President and Chief Financial Officer, and in June 1997 he became Executive Vice President and Chief Technical Officer. In March 1994, Mr. Sharkey co-founded ZoMed International (now RITA Medical Systems), a radiofrequency ablation company. In 1992, Mr. Sharkey co-founded VIDAMed, a urology company, and in 1987, he co-founded Danforth Biomedical, a medical device company. From May 1988 to May 1989, he served as Vice President and General Manager of EP Technologies, a cardiac electrode company, which was acquired by Boston Scientific, a minimally invasive medical device company. Mr. Sharkey is listed as an inventor on over 62 patents for medical devices. He holds an A.A. degree in Nursing and a B.S. degree in Business Administration from the University of Phoenix.

  Kenneth W. Anstey joined ORATEC in April 1996 as a director and has served as President and Chief Executive Officer of ORATEC since July 1997. From December 1995 to March 1997, Mr. Anstey was the Chief Executive Officer of Biofield Corporation, a cancer diagnostic company. From August 1991 to December 1995, he served as President and Chief Executive Officer of Mitek Surgical Products, an orthopedic implant company, which was subsequently acquired by Johnson & Johnson. He currently serves as a director of Vision Sciences, a medical device company. Mr. Anstey holds a B.A. degree in Advertising and an M.B.A. degree from Michigan State University.

  There are no family relationships among any of the directors or executive officers of the Company.

2000 Board Resignations

  Stephen Brackett resigned from the Board of Directors on September 1, 2000 and Dr. Gary Fanton resigned from the Board of Directors on October 23, 2000 for reasons unrelated to the Company's business.

Meetings and Committees of the Board of Directors

  During the period from December 31, 1999 through December 31, 2000 (the "last fiscal year"), the Board met eight times, and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves, except that Wayne Moon did not attend any meetings of the Board during the last fiscal year as he did not become a member of the Board until December 28, 2000. The Board has an Audit Committee and a Compensation Committee.

  The Audit Committee consists of directors Richard Ferrari, Patrick Latterell and Wayne Moon, three of the Company's non-employee directors, and held four meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

  The Compensation Committee consists of directors Richard Ferrari and Jeffrey Saal, M.D., and held three meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long term equity incentives. The Compensation Committee administers the Company's 1999 Stock Plan, 1999 Employee Stock Purchase Plan and 1999 Directors' Stock Option Plan.

Compensation of Directors

  Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. Employee directors and nonemployee directors are eligible to participate in the 1999 Stock Plan. Employee directors are eligible to participate in the 1999 Employee Stock Purchase Plan. The Company's 1999 Directors' Stock Option Plan (the "Directors' Plan") currently provides that each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the Company's shareholders at which such director is elected, each such nonemployee director shall be granted an additional option to purchase 5,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. Therefore, with the exception of Mr. Moon who has recently joined the Company's Board of Directors, each of the Company's nonemployee directors will receive options to purchase 5,000 shares of the Company's Common Stock at the time of the Annual Meeting. In addition, Mr. Ferrari and Mr. Latterell each received options to purchase 20,000 shares and Dr. Saal received an option to purchase 25,000 shares under the 1999 Stock Plan in December 2000. Upon becoming a nonemployee director in December 2000, Mr. Moon received an option to purchase 20,000 shares of Common Stock under the Directors' Plan and an option to purchase 10,000 shares under the 1999 Stock Plan. In addition, Mr. Moon received $2,500 during 2000 as payment for consulting services.

Recommendation of the Board:

                  THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1.

                                PROPOSAL NO. 2

            ADOPTION OF AMENDMENT TO THE COMPANY'S 1999 STOCK PLAN

  You are being asked to approve an amendment to our 1999 Stock Plan (the "1999 Stock Plan") to adjust the evergreen provisions of the 1999 Stock Plan.

  The 1999 Stock Plan was originally adopted by the board of directors in November 1999 and approved by the Company's stockholders in January 2000. As of December 31, 2000, a total of 1,808,645 shares of Common Stock were reserved for issuance under the 1999 Stock Plan. As of December 31, 2000, a total of 1,662,594 shares were subject to outstanding options under this plan, 19,468 shares had been issued on exercise of options or stock purchase rights and 126,583 shares remained available for future option grant and purchase pursuant to the 1999 Stock Plan. Unless terminated earlier by the board of directors, the 1999 Stock Plan will terminate in November 2009.

  In March 2001, the board of directors adopted, subject to stockholder approval, an amendment to the 1999 Stock Plan to modify the "evergreen" provision of the 1999 Stock Plan relating to the number of additional shares that will automatically be reserved for issuance under the 1999 Stock Plan at the beginning of each year from 2002 through 2005. Before this amendment, the 1999 Stock Plan provided for an automatic annual increase in the number of shares reserved under this plan on the first day of each year beginning in 2000, 2001 and 2002 equal to the lesser of 1,250,000 shares, 4% of the Company's outstanding Common Stock on the last day of the immediately preceding year, or a lesser number of shares as determined by the board of directors. The Board has amended this provision to provide for an automatic annual increase in the number of shares reserved under the 1999 Stock Plan on the first day of each year beginning in 2002, 2003, 2004, and 2005 equal to the lesser of 1,450,000 shares, 5.5% of the Company's outstanding Common Stock on the last day of the immediately preceding year, or a lesser number of shares as determined by the board of directors.

  The purpose of the amendment of the 1999 Stock Plan is to allow the Company to have a sufficient number of shares reserved for issuance to employees and consultants of the Company. The Company is experiencing a period of rapid growth, and must continue to recruit, retain and motivate highly skilled management, sales, marketing and engineering personnel in order to remain competitive. Competition for these skilled employees in the medical device industry is intense, and if the Company is not successful in attracting and retaining these skilled employees, its sales and product development efforts would suffer. The board of directors believes that the amendment of the "evergreen" provision to increase the number of shares by which the 1999 Stock Plan will be automatically increased in each of the years 2002, 2003, 2004 and 2005 is in the best interests of the Company and its stockholders, as the availability of an adequate number of shares for issuance under the 1999 Stock Plan and the ability to grant stock options and stock purchase rights are critical factors in attracting, motivating and retaining the highly skilled personnel that are essential to the Company's success.

Required Vote

  The approval of the amendment to the 1999 Stock Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

1999 Stock Plan Summary

  The following summary sets forth the principal features of the 1999 Stock Plan. The summary is not a complete description of all the provisions of the 1999 Stock Plan. If you wish to obtain a copy of the actual plan document, please send a written request to Nancy V. Westcott at the Company's principal offices at 3700 Haven Court, Menlo Park, California 94025.

 General

  The 1999 Stock Plan provides for grants to employees (including officers and employee directors) of ORATEC and any ORATEC subsidiaries of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code, and for grants of nonstatutory stock options ("NSOs") and stock purchase rights to employees (including officers and employee directors) and consultants (including non-employee directors) of ORATEC and any subsidiaries or affiliates of ORATEC.

  The 1999 Stock Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

 Purpose

  We adopted the 1999 Stock Plan to attract and retain the best available personnel for positions of substantial responsibility, to give our employees and consultants a greater personal stake in the success of our business, to provide additional incentive to our employees and consultants to continue their professional advancement, and to promote the success of our business.

 Administration

  The 1999 Stock Plan is administered by the Board of Directors and/or a committee of the Board. Currently, the 1999 Stock Plan is being administered by the Compensation Committee of the Board of Directors. The administrator may determine the terms of the options granted, including the exercise or purchase price, the number of shares subject to each option and the vesting and/or exercisability provisions applicable to the option. The administrator also has the full power to select the individuals to whom options will be granted and to make any combination of grants to any participants. The administrator's interpretation and construction of any provision of the Plan will be final and binding upon all participants.

 Eligibility

  The 1999 Stock Plan provides that options and stock purchase rights may be granted to employees (including officers and directors who are also employees) and consultants of the Company (including non-employee directors). Incentive stock options may be granted only to employees. The administrator selects the award recipients and determines the number of shares and the exercise price or purchase price to be associated with each option or stock purchase right, respectively. In making such determination, the administrator takes into account the duties and responsibilities of the award recipient, the value of the award recipient's services, the award recipient's present and potential contribution to the success of the Company, and other relevant factors.

  The 1999 Stock Plan provides that the maximum number of shares of Common Stock which may be granted under options or stock purchase rights to any one employee under the 1999 Stock Plan during any fiscal year is 1,000,000 shares, subject to adjustment as provided in the 1999 Stock Plan. In addition, to the extent the aggregate market value of shares with respect to which options are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such exercises will be treated as nonstatutory stock options.

 Terms of Options

  The terms of options granted under the 1999 Stock Plan are determined by the administrator. Each option is evidenced by a stock option agreement between the Company and the recipient and is subject to the following additional terms and conditions:

    (a) Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for the Company. The administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the administrator, and generally includes cash, shares of the Company's Common Stock, or a cashless brokers' exercise.

    (b) Exercise Price. Generally, the exercise price of options granted under the 1999 Stock Plan is determined by the administrator. In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the shares on the date of grant (the closing sale price of the Company's Common Stock on the Nasdaq National Market on the date of grant of the option, as reported in The Wall Street Journal). Incentive stock options granted to stockholders owning more than 10% of the total combined voting power of all classes of the Company's stock (such holders are referred to as "10% Stockholders") are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Nonstatutory stock options may have any exercise price determined by the administrator, however, nonstatutory stock options granted to a "covered employee" under
  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), will generally equal at least 100% of the fair market value on the date of grant.

    (c) Termination of Employment. If the optionee's employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 1999 Stock Plan may generally be exercised for 90 days (or such other period of time as is determined by the administrator) after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

    (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with he Company as a result of or her disability, options may be exercised within six months (or such other period of time as is determined by the administrator) after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

    (e) Death. If an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time as is determined by the administrator) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option at the date of death, but in no event may the option be exercised after its termination date.

    (f) Option Termination Date. Stock options granted under the 1999 Stock Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10% Stockholders may not have a term of more than five years.

    (g) Nontransferability of Options. Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. In the case of nonstatutory stock options, the administrator may at its discretion in certain circumstances allow the transferability of such options.

    (h) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the administrator. If the Company sells all or substantially all of its assets or is acquired by another corporation, each outstanding option and stock purchase right may be assumed or an equivalent award substituted by the acquiror. If the acquiror does not agree to this assumption or substitution, then unexercised awards terminate. In addition, the 1999 Stock Plan provides, under the circumstances as described in detail in the 1999 Stock Plan, for the accelerated vesting of outstanding options and repurchase rights if an optionee is involuntarily terminated without cause by the Company or a successor corporation within two years after a change of control transaction. If an acquiror does not agree to assume or substitute outstanding Company options and repurchase rights with an equivalent award at the time of the transaction, the acceleration of vesting described above shall be effective on the date immediately prior to the effective date of the transaction. If a change of control transaction is consummated, all unvested shares held by consultants shall automatically become vested immediately prior to the effective date of the change of control transaction.

    (i) Other Provisions. The option agreement and restricted stock purchase agreement may contain such other terms, provisions and conditions not inconsistent with the 1999 Stock Plan as may be determined by the administrator.

 Terms of Stock Purchase Rights

  The 1999 Stock Plan also permits the administrator to issue stock purchase rights to employees, directors and consultants. In making such grants, the administrator determines the number of shares subject to the right, the purchase price (which may be any price set by the administrator), the consideration to be paid for shares (which may be any consideration allowed by the administrator), the vesting, and other applicable terms and conditions, as all set forth in a stock purchase agreement between the Company and the recipient. The purchase price of stock purchase rights issued to "covered employees" under Section 162(m) of the Code will generally be equal to the full fair market value of the shares on the date the award is issued. Shares purchased upon exercise of a stock purchase right are generally subject to a repurchase right in favor of the Company which would allow the Company to repurchase the shares from the recipient at his or her original purchase price after the recipient's relationship with the Company terminates. This repurchase right generally lapses over time as the recipient continues to provide services to the Company, so that the recipient would own the shares outright after the period of time specified in the purchase agreement.

 Capital Changes

  In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made to the number of shares subject to outstanding options under the 1999 Stock Plan, the number of shares authorized for issuance under the Pool, and the price per share of Common Stock covered by outstanding options.

 Amendment and Termination of the 1999 Stock Plan

  The Board of Directors may amend or terminate the 1999 Stock Plan, provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation) the Company shall obtain approval of the shareholders to such amendments to the extent required by such law or regulation. If not terminated earlier, the 1999 Stock Plan will have a term of ten (10) years.

 U.S. Federal Income Tax Information

  The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1999 Stock Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. We advise all optionees to consult their own tax advisor concerning the tax implications of option grants and exercises and the disposition of stock acquired upon such exercises, under the 1999 Stock Plan.

  Options granted under the 1999 Stock Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Internal Revenue Code, or nonstatutory stock options, which will not qualify. If an option granted under the 1999 Stock Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below.) We will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the common stock on the date of the option exercise or the sale price of the common stock. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee will be subject to income and employment tax withholding by payment in cash by the optionee or out of the optionee's current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

 Alternative Minimum Tax

  The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Internal Revenue Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

  In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

  If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

Recommendation of the Board of Directors

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                PROPOSAL NO. 3

   ADOPTION OF AMENDMENT TO THE COMPANY'S 1999 DIRECTORS' STOCK OPTION PLAN

  You are being asked to approve the amendment of the 1999 Directors' Stock Option Plan (the "Directors' Plan") to increase the number of nonstatutory stock options than can be granted to nonemployee directors under the plan.

  The Directors' Plan was originally adopted by the board of directors in July 1999 and approved by the Company's stockholders in August 1999. As of December 31, 2000, a total of 250,000 shares of Common Stock were reserved for issuance under the Directors' Plan. As of December 31, 2000, 20,000 options were outstanding and 230,000 shares remained available for future option grant and purchase pursuant to the Directors' Plan. Unless terminated earlier by the board of directors, the Directors' Plan will terminate in April 2010.

  The Directors' Plan provides for the grant of nonstatutory stock options to our nonemployee directors. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

  The Board of Directors believes that, in order to provide an incentive for directors to continue to serve and to assist us in recruiting highly qualified individuals when vacancies occur on the Board of Directors, it is necessary to grant options to purchase common stock to such persons pursuant to the Directors Plan. Accordingly, we are asking the stockholders to approve the amendment of the Directors' Plan.

  In March 2001, the Board adopted, subject to stockholder approval, an amendment to the Directors' Plan to increase the number of options initially granted to a nonemployee director upon joining the Board and the number of options granted to nonemployee directors on an annual basis. The Directors' Plan currently provides that, each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 20,000 shares of common stock on the date on which the individual first becomes a member of our Board. This initial grant will vest monthly over three years. Thereafter, on the date of each annual shareholder meeting, each nonemployee director will be granted a nonstatutory stock option to purchase 5,000 shares of common stock, if on the date of that meeting, the nonemployee director has been a member of the Board for at least six months. Each of these subsequent grants will vest monthly over one year. The amendment to the Directors' Plan provides that each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 30,000 shares of common stock on the date on which the individual first becomes a member of our Board. Thereafter, on the date of each annual shareholder meeting, each nonemployee director will be granted a nonstatutory stock option to purchase 10,000 shares of common stock, if on the date of that meeting, the nonemployee director has been a member of the Board for at least six months. The vesting schedule for both the initial grant and the subsequent grants will remain unchanged.

  The purpose of the amendment to the Directors' Plan is to allow the Company to provide nonemployee directors with an initial incentive to join the Company's Board and an ongoing incentive to remain on the Board, which is competitive with other companies in the medical device industry. If the Company is unable to attract and retain the best available individuals for service on its Board, the Company's ability to meet its business objectives could suffer. The Board believes that the amendment to the Directors' Plan increasing the number of options available for grant to its nonemployee directors is in the best interests of the Company.

Required Vote

  The approval of the amendment to the Directors' Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Directors' Plan Summary

  The following summary sets forth the principal features of the Directors' Plan. The summary is not a complete description of all the provisions of the Directors' Plan. If you wish to obtain a copy of the actual plan document, please send a written request to Nancy V. Westcott at the Company's principal offices at 3700 Haven Court, Menlo Park, California 94025.

 General

  The Directors' Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The Directors' Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board.

 Purpose

  The purposes of the Directors' Plan are to attract and retain the best available individuals for service as directors of the Company, to provide additional incentive for directors to continue to serve the Company as directors and to encourage their continued service on the Board.

 Grant and Exercise of Option

  The Directors' Plan provides that the maximum number of shares for which options may be granted under the Directors' Plan is 250,000 (the "Pool"). However, the Directors' Plan does not specify a maximum or minimum number of shares for which options may be granted to any one nonemployee director so long as the total number of shares so granted does not exceed the Pool. The Directors' Plan does specify the number of shares that may be included in any grant and the method of making a grant. The Directors' Plan currently provides that each person who becomes a nonemployee director after the completion of the initial public offering will be granted: (1) a nonstatutory stock option to purchase 20,000 shares of common stock on the date on which such individual first becomes a member of our Board and (2) an additional option to purchase 5,000 shares of Common Stock on the date of each annual shareholder meeting, provided that the new director has been a member of the Board for at least 6 months as of the meeting date. No option granted under the Directors' Plan is transferable by the optionee other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order, and each option is exercisable, during the lifetime of the optionee, only by such optionee or permitted transferee.

  The initial grant to a new director under the Directors' Plan vests monthly over three years and each subsequent grant vests monthly over one year. If a nonemployee director ceases to serve as a director for any reason other than death or disability, he or she may, but only within 60 days after the date he or she ceases to be a director, exercise options granted under the Directors' Plan. If he or she does not exercise the option within such 60-day period, the option shall terminate. If a director's service terminates as a result of his or her total and permanent disability or death, or if a director dies within three months following termination for any reason, the director or his or her estate will have 12 months after the date of termination or death, as applicable, to exercise options that were vested as of the date of termination.

 Exercise Price and Term

  The exercise price of all stock options granted under the Directors' Plan shall be equal to the fair market value of a share of the Company's Common Stock (defined as the closing sale price of the Company's Common Stock on the Nasdaq National Market on the date of grant of the option, as reported in The Wall Street Journal) on the date of grant of the option. Options granted under the Directors' Plan have a term of ten (10) years.

 Capital Changes

  In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made to the number of shares subject to outstanding options under the Directors' Plan, the number of shares that will be automatically granted on an initial or annual basis to directors, the number of shares authorized for issuance under the Pool, and the price per share of Common Stock covered by outstanding options.

  The Directors' Plan provides that, in the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the outstanding options or to substitute equivalent options, in which case the options shall terminate upon the consummation of the transaction.

 Amendment and Termination of the Directors' Plan

  The Board may amend or terminate the Directors' Plan, provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation) the Company shall obtain approval of the shareholders to such amendments to the extent required by such law or regulation. If not terminated earlier, the Directors' Plan will have a term of ten (10) years.

 U.S. Federal Income Tax Information

  The following is a brief summary of the effect of federal income taxation with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. We advise all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors' Plan.

  Options granted under the Directors' Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Because the optionee is a director the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. We will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

Recommendation of the Board of Directors

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent auditors. Ernst & Young has served as our independent auditors since 1994. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

  A representative of Ernst & Young is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table shows how much common stock is owned by the directors, the Named Executive Officers identified on page 19, all officers and directors as a group, and owners of more than 5% of our outstanding common stock, as of February 28, 2001.

                                                        Amount and
                                                        Nature of   Percent of
                                                        Beneficial    Common
                  Name and Address                     Ownership(1) Stock(1)(2)
                  ----------------                     ------------ -----------
Patrick F. Latterell(3)..............................   1,678,825       7.38%
Entities affliated with Venrock Associates(4)........   1,673,825       7.35%
Entities affiliated with Delphi Ventures(5)..........   1,354,496       5.95%
Kenneth W. Anstey(6).................................     590,126       2.58%
Richard M. Ferrari(7)................................     171,000         *
Calvin K. Lee(8).....................................     138,649         *
Jeffrey A. Saal, M.D.(9).............................     571,277       2.51%
Hugh R. Sharkey(10)..................................     479,298       2.11%
Nancy V. Westcott(11)................................     155,503         *
Wayne R. Moon(12)....................................       2,777         *
Roger H. Lipton(13)..................................     191,905         *
All directors and executive officers as a group (nine
 persons)(14)........................................   3,979,360      17.14%

--------
  * Less than 1%.

 (1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

 (2) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after February 28, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (3) Includes 1,673,825 shares held by entities associated with Venrock Associates, of which Mr. Latterell is a general partner. Mr. Latterell disclaims beneficial ownership of the shares held by the entities except to the extent of his pecuniary interest therein.

 (4) Consists of 795,296 shares held by Venrock Associates II, L.P. and 878,529 shares held by Venrock Associates. The general partners of these funds who share voting and dispositive power over these shares are Anthony B. Evnin and Anthony Sun. Beneficial ownership calculation is based solely on a review of Schedule 13G filings made with the Securities and Exchange Commission. Such filings set forth beneficial ownership as of December 31, 2000.

 (5) Consists of 1,330,542 shares held by Delphi Ventures III, L.P. and 23,954 shares held by Delphi BioInvestments III, L.P. The general partner of these funds is Delphi Management Partners III, L.L.C., and the managing members of Delphi Management Partners, all of whom share voting and dispositive power over these shares, are James J. Bochnowski, David L. Douglas and Donald J. Lothrop. Beneficial ownership calculation is based solely on a review of Schedule 13G filings made with the Securities and Exchange Commission. Such filings set forth beneficial ownership as of December 31, 2000.

 (6) Includes 78,931 shares issuable upon exercise of options exercisable within 60 days of February 28, 2001 and 16,666 shares held by Mary Jo Anstey, Mr. Anstey's spouse.

 (7) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2001, 85,000 shares held by Saratoga Ventures, a limited partnership of which Mr. Ferrari is a general partner and 5,000 shares held by Ferrari Partners, a limited partnership of which Mr. Ferrari is a limited partner. Mr. Ferrari disclaims beneficial ownership of the shares held by Ferrari Partners except to the extent of his pecuniary interest in the partnership.

 (8) Includes 64,999 shares issuable upon exercise of options exercisable within 60 days of February 28, 2001.

 (9) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2001 and 62,000 shares held in trust for Dr. Saal's children.

(10) Includes 47,591 shares held on behalf of Mr. Sharkey's children, 274,453 shares held by the Sharkey-Daly Family Trust and 6,666 shares issuable upon exercise of options exercisable within 60 days of February 28, 2001.

(11) Includes 26,978 shares issuable upon exercise of options exercisable within 60 days of February 28, 2001.

(12) Includes 2,777 shares issuable upon exercise of options exercisable within 60 days of February 28, 2001.

(13) Includes 128,541 shares issuable upon exercise of options exercisable within 60 days of February 28, 2001.

(14) Includes 454,517 shares issuable upon exercise of options exercisable within 60 days of February 28, 2001.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 2000; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 2000 (the "Named Executive Officers"); and (c) the compensation received by each such individual for the Company's two preceding fiscal years.

                          Summary Compensation Table

                                    Annual Compensation              Long Term Compensation
                           -------------------------------------   ---------------------------
                                                    Other Annual     Restricted    Securities
                           Fiscal  Salary   Bonus   Compensation        Stock      Underlying
Name & Principal Position   Year    ($)      ($)        ($)        Award(s) ($)(1) Options (#)
-------------------------  ------ -------- -------- ------------   --------------- -----------
Kenneth W. Anstey........   2000  $239,231 $ 50,000   $ 25,316(2)      $ 2,678(5)     50,000
 President and Chief
 Executive                  1999  $220,000 $118,000   $ 55,439(3)           --       100,000
 Officer                    1998  $200,000 $ 38,000   $101,629(4)      $40,001(6)         --

Hugh R. Sharkey..........   2000  $176,154 $ 20,000   $  6,000(7)      $   882(8)     20,000
 Executive Vice President
 and Chief                  1999  $160,000 $ 35,000   $  6,000(7)           --            --
 Technical Officer          1998  $150,000 $ 37,500   $  6,000(7)           --            --

Nancy V. Westcott........   2000  $169,615 $ 25,000         --         $ 2,475(10)    40,000
 Chief Financial Officer,   1999  $160,000 $ 40,000         --              --            --
 Vice President,
 Administration             1998  $150,000 $ 50,000   $103,738(9)           --            --
 and Secretary

Roger H. Lipton..........   2000  $179,423 $ 25,000   $ 26,035(11)     $ 2,621(13)    40,000
 Vice President, Sales
 and Marketing              1999  $165,000 $ 65,000   $ 50,480(12)          --            --
                            1998  $150,000 $ 45,000   $  3,600(7)           --         5,000

Calvin K. Lee............   2000  $169,615 $ 20,000         --         $ 2,475(14)    20,000
 Vice President,
 Operations                 1999  $153,000 $ 30,000         --              --            --
                            1998  $135,000 $ 10,000         --              --        10,000

--------
 (1) As of December 31, 2000, the Named Executive Officers held restricted stock in the following aggregate numbers and values, based on the December 29, 2000 closing price of $5.125:

   -- Kenneth W. Anstey held 398,279 shares of Common Stock representing the aggregate value of $2,041,180.

   -- Hugh R. Sharkey held 824,494 shares of Common Stock representing the aggregate value of $4,225,532.

   -- Nancy V. Westcott held 94,150 shares of Common Stock representing the aggregate value of $482,519.

   -- Roger H. Lipton held 63,364 shares of Common Stock representing the aggregate value of $324,741.

   -- Calvin K. Lee held 73,650 shares of Common Stock representing the aggregate value of $377,457.

 (2) Consists of $19,316 in perquisite (including reimbursement of taxes) and $6,000 car allowance.

 (3) Consists of $49,670 in perquisite (including reimbursement of taxes) and $5,769 car allowance.

 (4) Consists of $95,629 in payments for moving and relocation costs and $6,000 car allowance.

 (5) Represents 1,785 shares purchased by Mr. Anstey on October 31, 2000 pursuant to the Company's 1999 Employee Stock Purchase Plan at a purchase price of $8.50 per share. The fair market value of these shares was $10.00 on the date of purchase. These shares were fully vested on the date of issuance. No dividend will be paid on these shares.

 (6) Represents 9,412 shares of common stock valued at the fair market value on October 27, 1998, the issuance date, of $4.25 per share. The fair market value of these shares was also $4.25 per share on December 31, 1998. These shares were fully vested on the grant date. No dividend will be paid on these shares.

 (7) Consists of car allowance.

 (8) Represents 588 shares purchased by Mr. Sharkey on October 31, 2000 pursuant to the Company's 1999 Employee Stock Purchase Plan at a purchase price of $8.50 per share. The fair market value of these shares was $10.00 on the date of purchase. These shares were fully vested on the date of issuance. No dividend will be paid on these shares.

 (9) Consists of $63,366 in payments for moving and relocation costs and $40,372 in tax reimbursement in connection with relocation.

(10) Represents 1,650 shares purchased by Ms. Westcott on October 31, 2000 pursuant to the Company's 1999 Employee Stock Purchase Plan at a purchase price of $8.50 per share. The fair market value of these shares was $10.00 on the date of purchase. These shares were fully vested on the date of issuance. No dividend will be paid on these shares.

(11) Consists of $22,435 in perquisite (including reimbursement of taxes) and $3,600 car allowance.

(12) Consists of $46,880 in perquisite (including reimbursement of taxes) and $3,600 car allowance.

(13) Represents 1,747 shares purchased by Mr. Lipton on October 31, 2000 pursuant to the Company's 1999 Employee Stock Purchase Plan at a purchase price of $8.50 per share. The fair market value of these shares was $10.00 on the date of purchase. These shares were fully vested on the date of issuance. No dividend will be paid on these shares.

(14) Represents 1,650 shares purchased by Mr. Lee on October 31, 2000 pursuant to the Company's 1999 Employee Stock Purchase Plan at a purchase price of $8.50 per share. The fair market value of these shares was $10.00 on the date of purchase. These shares were fully vested on the date of issuance. No dividend will be paid on these shares.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                        Individual Grants(1)
                         -----------------------------------------------------
                                                                                   Potential
                                                                               Realizable Value
                                                                               at Assumed Annual
                                             Percent                            Rates of Stock
                          Number of      of Total Options                            Price
                          Securities         Granted      Exercise             Appreciation For
                          Underlying       to Employees    of Base              Option Term(2)
                         Options/SARs       in Fiscal       Price   Expiration -----------------
          Name           Granted (#)       Year (%)(3)    ($/sh)(4)    Date     5% ($)  10% ($)
          ----           ------------    ---------------- --------- ---------- -------- --------
Kenneth W. Anstey.......    50,000(5)(7)      3.10%        $4.6875  12/28/2010 $147,396 $373,533

Hugh R. Sharkey.........    20,000(6)         1.24%        $ 10.50   1/24/2010 $132,067 $334,685

Nancy V. Westcott.......    20,000(6)(8)      1.24%        $ 10.50   1/24/2010 $132,067 $334,685
                            20,000(5)(8)      1.24%        $4.6875  12/28/2010 $ 58,958 $149,413

Roger H. Lipton.........    20,000(6)(9)      1.24%        $ 10.50   1/24/2010 $132,067 $334,685
                            20,000(5)(9)      1.24%        $4.6875  12/28/2010 $ 58,958 $149,413

Calvin K. Lee...........    20,000(6)         1.24%        $ 10.50   1/24/2010 $132,067 $334,685

--------
(1) No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3) The Company granted stock options representing 1,614,065 shares to employees in the last fiscal year.

(4) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(5) Options vest at the rate of 25% on the six month anniversary of the grant date and 4.1666% each month thereafter.

(6) Options vest at the rate of 2.0833% on each monthly anniversary of the grant date.

(7) Pursuant to an employment agreement between Mr. Anstey and the Company, if Mr. Anstey is terminated without cause, including his constructive termination, 50% of his then unvested options shall vest immediately, and if he is terminated without cause in connection with a change of control then 100% of his unvested options will vest immediately.

(8) Pursuant to an employment agreement between Ms. Westcott and the Company, if Ms. Westcott is terminated without cause, including her constructive termination, in connection with a change of control then 100% of her unvested options will vest immediately.

(9) Pursuant to an employment agreement between Mr. Lipton and the Company, upon a change of control, 100% of his unvested options will vest immediately.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 2000, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2000.

                                                     Number of Unexercised     Value of Unexercised In-the-
                           Shares                    Options at Fiscal Year    Money Options at Fiscal Year
                         Acquired on                        End (#)                      End ($)
                          Exercise      Value     ---------------------------- ----------------------------
          Name               (#)     Realized ($) Exercisable/Unexercisable(1) Exercisable/Unexercisable(2)
          ----           ----------- ------------ ---------------------------- ----------------------------
Kenneth W. Anstey.......   387,082   $44,311,886        153,003/109,915             $552,419/$145,760
Hugh R. Sharkey.........       833   $     1,250          4,583/15,417                    --/--
Nancy V. Westcott.......    28,125   $   295,318         52,760/49,800              $174,642/$ 60,888
Roger H. Lipton.........       --            --         125,728/36,772              $604,407/$ 13,323
Calvin K. Lee...........    50,000   $   487,500         61,874/18,126              $243,357/$  9,143

--------
(1) No stock appreciation rights (SARs) were outstanding during fiscal 2000.

(2) Based on the $5.125 per share closing price of the Company's Common Stock on The Nasdaq Stock Market on December 29, 2000, less the exercise price of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

  The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company's executive officers during the fiscal year that ended December 31, 2000. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our 1999 Stock Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

  Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon our performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

  The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

  The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

  Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as revenue growth and earnings.

Long Term Incentive Compensation

  We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual's position, his or her performance and responsibilities, and internal comparability considerations. In addition, the Board of Directors has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position and his or her existing holdings of unvested options. However, the Board of Directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

  Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four year period, contingent upon the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

  Kenneth W. Anstey has served as the Company's President and Chief Executive Officer since July 1997. His base salary for the fiscal year ended December 31, 2000 was $239,231.

  The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation" and "Long Term Incentive Compensation" were also applied in establishing the amount of Mr. Anstey's salary and stock option grant. Significant factors in establishing Mr. Anstey's compensation were the achievement of revenue targets, operating income targets and the closing of our initial public offering.

Deductibility of Executive Compensation

  The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted under the 1999 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the
Board of Directors of ORATEC
Interventions, Inc.:

Richard M. Ferrari
Jeffrey A. Saal, M.D.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Board of Directors currently consists of Richard M. Ferrari and Jeffrey A. Saal, M.D. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the ORATEC Board of Directors is composed of two independent directors and one outside director and operates under a written charter adopted by the Board of Directors in July 1999, which is included in this proxy statement as Appendix A. The members of the Audit Committee are Richard Ferrari, Patrick Latterell and Wayne Moon. Richard Ferrari and Wayne Moon are independent as defined by the Nasdaq Marketplace Rules. Patrick Latterell is a general partner of Venrock Associates, which owned approximately 7.35% of our outstanding stock as of December 31, 2000, and is therefore deemed not to be independent under Nasdaq rules. Mr. Latterell has been a director of the Company since 1997 and a member of its Audit Committee since January 2000. Given Mr. Latterell's familiarity with the Company, the Board of Directors has determined that it is in the best interests of the Company to continue Mr. Latterell's service on the Audit Committee.

  The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company's independent accountants. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

  The Audit Committee held four meetings during the fiscal year 2000. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and our independent auditors, Ernst & Young LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2000 with management and the independent auditors.

  The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

  The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors, Ernst & Young LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from ORATEC.

  Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

The Audit Committee of the Board of
Directors of ORATEC Interventions,
Inc.:

Richard M. Ferrari, Chair
Patrick F. Latterell
Wayne R. Moon

           FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

  During the fiscal year ended December 31, 2000, Ernst & Young LLP, our independent auditor and principal accountant, billed the fees set forth below.

   Audit Fees......................................................... $196,000
   Financial Information Systems Design and Implementation Fees....... $     --
   All Other Fees..................................................... $245,180

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return data for the Company's stock since April 4, 2000 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the Nasdaq National Market Composite Index and (ii) the JP Morgan H&Q Healthcare-Excluding Biotechnology Index. The graph assumes that $100 was invested on April 4, 2000, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indexes. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $14.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG ORATEC INTERVENTIONS, INC.,
    THE NASDAQ NATIONAL MARKET COMPOSITE AND THE JP MORGAN H&Q HEALTHCARE-
                         EXCLUDING BIOTECHNOLOGY INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]
--------
* Assumes $100 invested on April 4, 2000 in stock or index, including reinvestment of dividends. Fiscal year ending December 31, 2000.

                                                4/4/00  6/00    9/00    12/00
                                                ------ ------- ------- -------
     ORATEC Interventions, Inc. ...............  $100  $238.39 $ 87.50 $ 36.61
     The Nasdaq National Market Composite......  $100  $ 95.86 $ 88.21 $ 59.11
     JP Morgan Healthcare-Excluding
      Biotechnology............................  $100  $119.18 $132.39 $144.66

Section 16 Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, "Reporting Persons") to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements.

Other Matters

  The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Nancy V. Westcott
                                          Nancy V. Westcott
                                          Chief Financial Officer, Vice
                                           President, Administration and
                                           Secretary

March 27, 2001
Menlo Park, California

                                                                     APPENDIX A

                          ORATEC INTERVENTIONS, INC.

           CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

  The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and external audits of ORATEC Interventions, Inc. (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

  The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Charter Review

  The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

Membership

  The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

  Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Meetings

  The Audit Committee will meet with the Chief Executive Officer and the Chief Financial Officer of the Company, and with each individual separately, at such times as the Audit Committee deems appropriate, to discuss the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, with and without management present, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

Responsibilities

  The responsibilities of the Audit Committee shall include:

   1. Nominating the independent auditors for annual approval by the Board and ratification by the stockholders;

   2. Reviewing the plan for the audit and related services at least annually;

   3. Reviewing annual and interim financial statements and audit results;

   4. Ensuring the receipt of, and reviewing, a written statement from the Company's auditors delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1;

   5. Reviewing and actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

   6. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

   7. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

   8. Overseeing the Company's compliance with the Foreign Corrupt Practices
      Act;

   9. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

  10. Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

  In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

  Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders; and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Reports

  The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

                    THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTORS OF

                         ORATEC INTERVENTIONS, INC.

     Kenneth W. Anstey and Nancy V. Westcott are hereby appointed by the undersigned as proxies, each with power of substitution, to represent and vote the shares of stock of ORATEC Interventions, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 23, 2001 at 2:00 p.m., Pacific Standard Time, at the offices of Venture Law Group, A Professional Corporation, located at 2775 Sand Hill Road, Menlo Park, California 94025 and at any postponements or adjournments thereof (the "Meeting") as if the undersigned were present and voting at the Meeting.

              (Continued and to be signed on the Reverse Side)

                      Please date, sign and mail your
                    Proxy card back as soon as possible!



                       Annual Meeting of Stockholders
                         ORATEC INTERVENTIONS, INC.


                               April 23, 2001







              *Please Detach and Mail in the Envelope Provided*
--------------------------------------------------------------------------------

[X]  Please mark your
     Votes as in this
     Example

     Note: Unless otherwise indicated, the shares represented by this proxy will be voted FOR election of each individual named below:

                                        WITHHOLD
             FOR all nominees         AUTHORITY TO
             Listed at right              VOTE
            (except as written on   For all nominees
              the line below)        Listed at right                                                        For   Against   Abstain
1. Election        [_]                   [_]         NOMINEES:               2. Approval of amendment to    [_]     [_]      [_]
   of                                                 Richard M. Ferrari        1999 Stock Plan
   Directors                                          Wayne R. Moon
                                                                             3. Approval of amendment to    [_]     [_]      [_]
INSTRUCTIONS: To withhold authority to vote for any                             1999 Directors' Stock
nominee write the nominees' names on the line below.                            Option Plan

____________________________________________________                         4. Ratification of Ernst &     [_]     [_]      [_]
                                                                                Young LLP as Independent
                                                                                Auditors of the Company
                                                                                For the year ending
                                                                                December 31, 2001

                                                                             5. In their discretion, on any other business that may
                                                                                properly come before the Meeting.

                                                                             THE SHARES REPRESENTED HEREBY WILL BE VOTED IN
                                                                             ACCORDANCE WITH THE DIRECTIONS SET FORTH ABOVE AND,
                                                                             WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE
                                                                             VOTED FOR EACH PROPOSAL REFERRED TO ABOVE.

                                                                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                             PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature _______________________     Signature ____________________     Dated ___________________, 2001
NOTE: Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorney-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.